EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated February 24, 2016, in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-203936) and related Prospectus of SM Energy Company for the registration of an indeterminate number of shares of its common stock and debt securities.

/s/ Ernst & Young LLP

Denver, Colorado

August 8, 2016